Exhibit 99

Investor Contact:	Media Contact:
Richard E. Fish	Lee A. Kimball
Chief Financial Officer	Vice President, Marketing
256-382-3827	919-863-7149
richard.fish@deltacom.com	lee.kimball@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS 2006 SECOND QUARTER RESULTS

13% Annualized Growth Rate in Total Operating Revenues

and 37% Increase in Sequential Quarterly EBITDA* to $16.3 Million

Highlight Quarterly Results

Huntsville, Ala.—(August 14, 2006)—ITC^DeltaCom, Inc. (Pink Sheets: ITCD.PK), a leading provider of integrated communications services to customers in the southeastern United States, today reported its operating and financial results for the quarter ended June 30, 2006.

For the quarter ended June 30, 2006, ITC^DeltaCom reported total operating revenues of $123.8 million, a net loss of $11.7 million, and net loss before interest, taxes, depreciation and amortization (EBITDA)* of $16.3 million.

Among its operating highlights for the second quarter, ITC^DeltaCom:

•	Increased total operating revenues by $3.9 million, or 13% on an annualized basis, over the first quarter of 2006;

•	Demonstrated strong quarter-over-quarter growth in its total retail local lines in service, resulting in a net increase in total lines in service of approximately 7,400 lines;

•	Increased the business local, data and internet revenue components of its integrated revenues by $2.5 million, or 13.2% on an annualized basis, over the first quarter of 2006;

•	Increased its core, facilities-based retail business lines in service (including both UNE-T and UNE lines) by approximately 11,900 net lines, which represented an 18.1% annualized increase over the first quarter of 2006, and increased those lines as a percentage of total retail business lines from 70% to 72% in the same period;

•	Managed customer attrition levels in its core, facilities-based retail business voice lines to an average of 1.1% per month; and,

*	EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

•	Increased its sequential EBITDA* by $4.4 million, or 37.0%, from $11.9 million for the first quarter of 2006 to $16.3 million for the second quarter of 2006.

“We’re encouraged by the progress we’ve made during the second quarter in growing our total operating revenues,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We’ve made significant progress in increasing our facilities-based retail lines in service, as our customers have responded positively to our enhanced focus on customer retention efforts and the expansion of our suite of products to provide our customers with outstanding solutions to their communication needs.”

In addition, other operating highlights for the second quarter include:

•	Produced record revenues from sales of equipment and related services to its customers, which increased 50% over the first quarter of 2006;

•	Successful launch of its SimpliBusiness product in 30 of its markets, providing its customers with a managed solution that combines the power of ITC^DeltaCom’s network with NEC’s IPK Elite phone system and Lexmark’s multi-function devices;

•	Continued stability in its wholesale revenues;

•	Improving gross margin from 48.0% in the first quarter of 2006 to 48.5% in the second quarter of 2006; and,

•	Expanded its sales force by 12% over the first quarter of 2006 while reducing total selling, operations and administration expenses by $1.5 million from the first quarter of 2006 by continuing to prioritize the company’s resources on customer acquisition and retention functions.

“In the second quarter, our efforts to grow our core integrated communications business yielded positive results as our total quarterly revenues increased by 13% on an annualized basis, despite the continued industry-wide pressure on long distance and other non-core revenues. We’re pleased to be able to report the first quarterly growth in total operating revenues for a couple of years and to have combined stronger revenue performance with improved margins” said Richard E. Fish, Executive Vice President and Chief Financial Officer. “We’ve got a lot of work yet to do, but the recent progress is very encouraging.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 filed with the Securities and Exchange Commission.

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 11,000 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30
	2006	2005
OPERATING REVENUES:
Integrated communications services	$96,041	$107,563
Equipment sales and related services	6,860	5,240
Wholesale services	20,910	21,315

TOTAL OPERATING REVENUES	123,811	134,118

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	63,748	66,003
Selling, operations and administration	44,219	48,247
Depreciation and amortization	14,404	13,198
Restructuring and merger-related expenses	147	—

Total operating expenses	122,518	127,448

OPERATING INCOME (LOSS)	1,293	6,670

OTHER (EXPENSE) INCOME:
Interest expense, net of amounts capitalized	(14,133)	(9,097)
Interest income	604	117
Debt issuance cost write-off	—	(3,948)
Other income (expense)	554	(132)

Total other expense, net	(12,975)	(13,060)

LOSS BEFORE INCOME TAXES	(11,682)	(6,390)

INCOME TAX EXPENSE	—	—

NET LOSS	(11,682)	(6,390)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(1,845)	(1,724)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(13,527)	$(8,114)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.72)	$(0.44)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	18,745,359	18,603,469

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Integrated communications services revenues:
Long distance	$16,844	$17,696	$18,028	$20,274	$20,915
Business local, data and internet	79,197	76,675	76,734	78,183	81,347
Residential local	—	—	575	1,763	2,109
Colocation and managed services	—	—	—	2,318	3,192

Total integrated communications services revenues	96,041	94,371	95,337	102,538	107,563
Equipment sales and related services revenues	6,860	4,576	4,403	4,942	5,240
Wholesale services revenues:
Broadband transport	14,947	14,975	15,094	14,934	14,622
Local interconnection	1,982	2,139	2,099	2,311	2,718
Directory assistance and operator services	2,604	2,634	2,512	2,422	2,388
Other	1,377	1,243	1,052	1,342	1,587

Total wholesale services revenues	20,910	20,991	20,757	21,009	21,315

Total operating revenues	123,811	119,938	120,497	128,489	134,118

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	63,748	62,316	67,846	63,432	66,003
Selling, operations and administration	44,219	45,675	45,408	50,132	48,247
Depreciation and amortization	14,404	13,635	13,707	13,329	13,198
Restructuring and merger-related expenses	147	90	—	—	—
Asset impairment loss	—	—	12,773	600	—

Total operating expenses	122,518	121,716	139,734	127,493	127,448

OPERATING INCOME (LOSS)	$1,293	$(1,778)	$(19,237)	$996	$6,670

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Retail business lines in service
UNE-T and UNE lines(1)	274,083	262,224	250,242	241,120	226,747
Increase from previous quarter	4.5%	4.8%	3.8%	6.3%	5.2%
Resale and UNEP lines(2)	108,198	112,681	116,978	125,229	141,720
(Decrease) from previous quarter	(4.0)%	(3.7)%	(6.6)%	(11.6)%	(11.2)%
Total	382,281	374,905	367,220	366,349	368,467
Wholesale lines in service(3)	53,774	62,974	62,606	61,272	65,067
Increase (decrease) from previous quarter	(14.6)%	0.6%	2.2%	(5.8)%	(9.9)%

Total business lines in service (4)	436,055	437,879	429,826	427,621	433,534
Lines in service/sold percentage
Integrated communications services	96%	97%	97%	98%	98%
Wholesale services(3)	98%	99%	98%	99%	99%
Number of employees(5)	1,917	1,925	1,950	2,005	1,963

(1)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.

(2)	Resale service offering in which ITC^DeltaCom provides local service through a leased switch port and loop from the local operating company.

(3)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.

(4)	Reported net of lines disconnected or canceled. Excludes lines in connection with ITC^DeltaCom’s residential Unbundled Network Element-Platform, or UNE-P offering.

(5)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

	June 30, 2006	Dec. 31, 2005
	(Unaudited)
Balance Sheet Data (at period end):
Cash and cash equivalents (unrestricted)	$47,284	$69,360
Working capital	35,025	44,806
Total assets	420,566	456,758
Long-term liabilities	326,728	322,272
Convertible redeemable preferred stock	72,066	68,473
Stockholders’ deficit	(61,136)	(31,654)
Total liabilities and stockholders’ deficit	420,566	456,758

	Three Months Ended (Unaudited)
	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Other Financial Data:
Capital expenditures	$10,284	$12,544	$9,294	$6,590	$4,995
Cash flows (used in) provided by operating activities	1,866	(699)	4,328	(1,206)	12,352
Cash flows (used in) provided by investing activities	(9,294)	(12,935)	(9,737)	19,085	(5,760)
Cash flows (used in) provided by financing activities	—	(1,014)	(1,755)	24,722	(6,332)
EBITDA(1)(2)	16,251	11,858	(5,489)	16,678	15,788

Notes:

(1)	EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(Unaudited)

(In thousands)

Notes: (continued)

(2)	For 2006 and 2005, EBITDA included the following items:

	Three Months Ended
	June 30, 2006	March 31, 2006		Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Included in EBITDA:
Asset impairment loss	$—	$		$12,773	$600	$—
Executive severance	—		—	—	—	569
Special consulting fees for restructuring operations	—		—	(76)	430	1,051
Restructuring and merger- related expenses	147		90	111	98	—
Debt issuance cost write-off	—		—	—	—	3,948
Loss on fixed asset disposals			—	—	983	477
Stock based compensation	570		746	507	418	459
Hurricane Katrina impact	—		330	—	1,594	—

	$717		$1,166	$13,315	$4,123	$6,504

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. The following table presents EBITDA amounts for the fiscal quarters indicated. The table also sets forth for these periods a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Three Months Ended
	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
	(Unaudited)
Net loss	$(11,682)	$(14,860)	$(32,029)	$(8,333)	$(6,390)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	14,404	13,635	13,708	13,329	13,198
Interest expense, net of interest income	13,529	13,083	12,832	11,682	8,980

EBITDA	$16,251	$11,858	$(5,489)	$16,678	$15,788

ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of ITC^DeltaCom’s business using several measures, including EBITDA. Management considers EBITDA to be an important supplemental indicator of its operating performance, particularly as compared to the operating performance of its competitors, because this measure eliminates many differences among companies in financial, capitalization and tax structures, capital investment cycles and ages of related assets, as well as some recurring non-cash and non-operating supplemental information to investors regarding its operating performance and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of ITC^DeltaCom’s competitors. ITC^DeltaCom’s management believes that consideration of EBITDA should be supplemental, because EBITDA has limitations as an analytical financial measure. These limitations include the following:

•	EBITDA does not reflect ITC^DeltaCom’s cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on ITC^DeltaCom’s indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	EBITDA does not reflect the effect of earnings or charges resulting from matters ITC^DeltaCom’s management considers not to be indicative of its ongoing operations; and

•	not all of the companies in ITC^DeltaCom’s industry may calculate EBITDA in the same manner in which it calculates EBITDA, which limits its usefulness as a comparative measure.

ITC^DELTACOM, INC.

EBITDA RECONCILIATION (continued)

(In thousands)

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under generally accepted accounting principles to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in EBITDA. As a result of these limitations, EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with generally accepted accounting principles, as a measure of liquidity.